Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Patheon N.V. 2016 Omnibus Incentive Plan of Patheon N.V. of our report dated January 15, 2016 (except for Note18, as to which the date is June 15, 2016), with respect to the consolidated financial statements of Patheon N.V. included in its Prospectus filed pursuant to Rule 424(b) of the Securities Act on July 21, 2016.

/s/ Ernst & Young LLP

Raleigh, North Carolina
July 21, 2016